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                                                                 WG&M Draft
                                                                   10/03/96
                                FORM OF
                            NON-NEGOTIABLE
                            PROMISSORY NOTE
                                                         New York, New York
                                                           December 8, 1994

         FOR VALUE RECEIVED, the undersigned, NAFCO Funding Trust, a Delaware business trust ("NAFCO"), promises to pay to National Auto Finance Company L.P., a Delaware limited partnership (the "Seller"), on the terms and subject to the conditions set forth herein and in the Receivables Purchase Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables and Related Assets purchased by NAFCO pursuant to the Receivables Purchase Agreement. Such amount and accrued interest thereon as shown in the records of the Administrator will be rebuttable presumptive evidence of the principal amount and accrued interest thereon owing under this Note.

         1. Purchase Agreement. This Note is the NAFCO Note described in, and is subject to the terms and conditions set forth in, that certain Receivables Purchase Agreement dated as of December 8, 1994 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase Agreement"), between the Seller, as seller and NAFCO, as purchaser. Reference is hereby made to the Purchase Agreement for a statement of certain other rights and obligations of NAFCO and the Seller.

         2. Definitions. Capitalized terms used (but not defined) herein have the meaning ascribed thereto in Appendix A to the Purchase Agreement. In addition, as used herein, the following terms have the following meanings:

                  "Bankruptcy Proceedings" has the meaning set forth in clause (a) of paragraph 7 hereof.

                  "Final Maturity Date" means the date occurring 60 months after the Amortization Commencement Date.

                  "Junior Liabilities" means all obligations of NAFCO to the Seller under this Note.

                  "Senior Interests" means all obligations of NAFCO to the Trust and the Indemnified Parties, howsoever created,

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         arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, including, without limitation, all interest, fees and other charges that accrue after the commencement of a Bankruptcy Proceeding whether or not allowed as a claim in such proceeding.


                  "Senior Interest Holders" means, collectively, the Trust, the Trustee and each other Indemnified Party.

                  "Subordination Provisions" means, collectively, the provisions of paragraph 7 hereof.

         3. Interest. Subject to the Subordination Provisions, NAFCO promises to pay interest on the aggregate unpaid principal amount of this Note outstanding on each day at a rate per annum equal to the rate of interest publicly announced from time to time by the Trustee as its "reference rate."

         4. Interest Payment Dates. Subject to the Subordination Provisions, NAFCO shall pay accrued interest on this Note on each Distribution Date and on the Final Maturity Date. Subject to the Subordination Provisions, NAFCO also shall pay accrued interest on the principal amount of each prepayment hereof on the date of each such prepayment.

         5. Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days (including the first but excluding the last day) elapsed on the basis of a 360-day year.

         6. Principal Payment Dates. Subject to the Subordination Provisions, any unpaid principal of this Note shall be paid on the Final Maturity Date. Subject to the Subordination
Provisions, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty.

         7. Subordination Provisions. NAFCO covenants and agrees, and the Seller, by its acceptance of this Note, likewise covenants and agrees, that the payment of all Junior Liabilities is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in this paragraph 7:

                  (a) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to NAFCO, whether voluntary or involuntary,

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         partial or complete, and whether in bankruptcy, insolvency, receivership or other similar proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of NAFCO or any sale of all or substantially all of the assets of NAFCO except pursuant to the Pooling and Administration Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings" and individually called a "Bankruptcy Proceeding"), the Senior Interests shall first be paid and performed in full and in cash before the Seller shall be entitled to receive and to retain any payment or distribution in respect of the Junior Liabilities. In order to implement the foregoing: (x) all payments and distributions of any kind or character in respect of the Junior Liabilities to which the Seller would be entitled except for this clause (a) shall be made directly to the Trustee (for the benefit of the Senior Interest Holders); (y) if a Bankruptcy Proceeding has been commenced, the Seller shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of the Junior Liabilities, and shall use reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Trustee (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (z) the Seller hereby irrevocably agrees that the Trust (or the Trustee acting on the Trust's behalf), in the name of the Seller or otherwise, may demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, provide and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Seller relating to the Junior Liabilities, in each case until the Senior Interests shall have been paid and performed in full and in cash.

                  (b) In the event that the Seller receives any payment or other distribution of any kind or character from NAFCO or from any other source whatsoever in respect of the Junior Liabilities after the commencement of any Bankruptcy Proceeding, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Seller to the Trustee (for the benefit of the Senior Interest Holders) forthwith, until all Senior Interests shall have been paid and performed in full and in cash. All payments and distributions received by the Trustee in respect of the Junior Liabilities, to the extent received in or converted into cash, may be applied by the

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         Trustee (for the benefit of the Senior Interest Holders)
         first to the payment of any and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Trustee or the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon the Junior Liabilities, and any balance thereof shall, solely as between the Seller and the Senior Interest Holders, be applied by the Trustee toward the payment of the Senior Interests in a manner determined by the Trustee to be in accordance with the Pooling and Administration Agreement; but as between NAFCO and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests.

                  (c) Upon the final payment in full and in cash of all Senior Interests, the Seller shall be subrogated to the rights of the Senior Interest Holders to receive payments or distributions from NAFCO that are applicable to the Senior Interests until the Junior Liabilities are paid in full.

                  (d) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Seller, on the one hand, and the Senior Interest Holders, on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Note is intended to or shall impair, as between NAFCO, its creditors (other than the Senior Interest Holders) and the Seller, NAFCO's obligation, which is unconditional and absolute, to pay the Junior Liabilities as and when the same shall become due and payable in accordance with the terms hereof and of the Purchase Agreement or to affect the relative rights of the Seller and creditors of NAFCO (other than the Senior Interest Holders).

                  (e) The Seller shall not, until the Senior Interests have been finally paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of NAFCO, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, the Junior Liabilities or any rights in respect hereof or (ii) convert the Junior Liabilities into an equity interest in NAFCO, unless, in the case of each of clauses (i) and (ii) above,

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         the Seller shall have received the prior written consent of the Trustee in each case.

                  (f) The Seller shall not, without the advance written consent of the Trustee, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to NAFCO until at least one year and one day shall have passed since the Senior Interests shall have been finally paid and performed in full and in cash.

                  (g) If, at any time, any payment (in whole or in part) made with respect to any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with any Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.


                  (h) As between the Seller and the Senior Interest Holders, each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Seller, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter, increase or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interest, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property.

                  (i) By its acceptance hereof, the Seller hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of,

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         or realization upon, the Senior Interests, or any thereof, or any security therefor.

                  (j) These Subordination Provisions constitute a continuing obligation from NAFCO to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Trustee may proceed to enforce such provisions on behalf on each of such Persons.

         8. General. No failure or delay on the part of the Seller in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by NAFCO and the Seller, and (b) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

         9. Limitation on Interest. Notwithstanding anything in this

Note to the contrary, NAFCO shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interests on the principal amount outstanding hereunder, at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Seller shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by NAFCO under this Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by NAFCO under this Note shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by NAFCO or any interest paid by NAFCO in excess of the Highest Lawful Rate shall be refunded to NAFCO. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Seller under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has

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been outstanding hereunder all interest at any time contracted for, charged or received by the Seller in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Seller on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Seller would be less than the amount of interest payable to the Seller computed at the Highest Lawful Rate, then the amount of interest payable to the Seller in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Seller shall equal the total amount of interest which would have been payable to the Seller if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

         10. No Negotiation.  This Note is not negotiable.

         11. Restrictions on Transfer, Etc. Except to the extent expressly provided otherwise in the Transaction Documents, the Seller shall not create or permit to exist any Adverse Claim with respect to this Note or any interest herein and shall not sell or otherwise transfer or dispose of this Note or any interest herein. Except to the extent expressly provided otherwise in the Transaction Documents, no Person other than the Seller, on its own behalf and not for the benefit of any other Person, may enforce any rights of the Seller arising under or in connection with this Note.


         12. Governing Law.  THIS NOTE HAS BEEN DELIVERED IN NEW
YORK, NEW YORK, AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER
AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK
WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13. Captions. Paragraph captions used in this Note are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provisions of this Note.

         14. Limitation of Liability. This Note is executed and delivered by The Chase Manhattan Bank (USA), not individually or personally but solely as owner trustee of NAFCO, in the exercise of the powers and authority conferred and vested in it, (b) each of the undertakings and agreements herein made on the part of NAFCO is made and intended not as personal undertakings and agreements by The Chase Manhattan Bank (USA) but is made and intended for the purpose for binding only NAFCO and (c) under no circumstances shall The Chase Manhattan Bank (USA) be personally

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liable for the payment of any indebtedness or expenses of NAFCO or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by NAFCO under this Note.


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         IN WITNESS WHEREOF, NAFCO has caused this Note to be executed by its officer thereunto duly authorized.

                               NAFCO FUNDING TRUST
                               a Delaware business trust

                               BY:      THE CHASE MANHATTAN BANK (USA)
                                        not in its individual capacity, but
                                        solely as Owner Trustee under the
                                        First Amended and Restated Trust
                                        Agreement dated as of December __,
                                        1994



                               By:
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                               Name:
                               Title: